EXHIBIT 5.1

                              SONFIELD & SONFIELD
                          A PROFESSIONAL CORPORATION

                   LEON SONFIELD (1865-1934)     ATTORNEYS AT LAW     NEW YORK
                           GEORGE M. SONFIELD (1899-1967)          LOS ANGELES
                      ROBERT L. SONFIELD (1893-1972)          WASHINGTON, D.C.
____________________          770  SOUTH  POST  OAK  LANE
     HOUSTON,  TEXAS  77056
      FRANKLIN D. ROOSEVELT, JR. (1914-1988)     RSONFIELD@COMPUSERVE.COM

     TELECOPIER  (713)  877-1547
ROBERT  L.  SONFIELD,  JR.          ____
MANAGING  DIRECTOR          TELEPHONE  (713)  877-8333


                                April ___, 1999

Board  of  Directors
New  Planet  Resources,  Inc.
1415  Louisiana,  Suite  3100
Houston,  Texas  77002

Ladies  and  Gentlemen:

     In our capacity as counsel for New Planet Resources, Inc. (the "Company"), we have participated in the corporate proceedings relative to the authorization and issuance of 1,605,818 shares of common stock, par value $.001 per share ("New Planet Common Stock") 405,000 New Planet Options ("New Planet Options") to Planet Resources, Inc. ("Planet") and the distribution of the New Planet Common Stock and New Planet Options to the stockholders of Planet (the "Distribution"), pursuant to the terms of a Plan and Agreement of Distribution by and between Planet and the Company (the "Distribution Agreement"). A copy of the Distribution Agreement is included as an exhibit to the registration statement of which the Prospectus is a part, all as set out and described in the Company's Registration Statement on Form SB-2 (File No. ______) under the Securities Act of 1933 (the "Registration Statement"). We have also participated in the preparation and filing of the Registration Statement including the federal income tax information set out therein under the caption "Certain Federal Income Tax Consequences" and elsewhere in the Prospectus constituting a part of the Registration Statement.

     Based upon the foregoing and upon our examination of originals (or copies certified to our satisfaction) of such corporate records of the Company and other documents as we have deemed necessary as a basis for the opinions hereinafter expressed, and assuming the accuracy and completeness of all information supplied us by the Company, having regard for the legal considerations which we deem relevant, we are of the opinion that:

          (1) The Company is a corporation duly organized and validly existing under the laws of the State of Delaware;

          (2) The Company has taken all requisite corporate action and all action required by the laws of the State of Delaware with respect to the authorization, issuance and sale of New Planet Common Stock, New Planet Options and the shares of New Planet Common Stock issuable upon exercise of the New Planet Options to be issued pursuant to the Registration Statement;

          (3) The 1,605,818 shares of New Planet Common Stock, when issued and distributed pursuant to the Registration Statement, will be validly issued, fully paid and nonassessable shares of common stock of the Company;

          (4) The 765,00 New Planet Options, when issued and distributed pursuant to the Registration Statement, will be validly issued, fully paid and nonassessable shares of common stock of the Company;

          (5) The 405,000 shares of New Planet Common Stock, issuable upon exercise of the New Planet Options when issued and distributed pursuant to the Registration Statement, will be validly issued, fully paid and nonassessable shares of common stock of the Company;

          (6) Based upon the current provisions of federal income tax laws and regulations, and on current authoritative interpretations thereof, we believe the discussion in the Registration Statement under the caption "Certain Federal Income Tax Consequences" of the federal income tax laws relevant to the prospective investors, although necessarily general, considers each material federal income tax issue of significance to Planet stockholders and the result which, more likely than not, would obtain under the laws and regulations in effect as of the date hereof.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the references to our firm in the Registration Statement.


Yours  very  truly,

/s/Sonfield  &  Sonfield
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SONFIELD  &  SONFIELD